Exhibit 23(p)(i)

                        FUNDVANTAGE TRUST (THE "TRUST")

                                 CODE OF ETHICS

I.   LEGAL REQUIREMENT.

     Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or trustee of the Trust in connection with the purchase or sale by such person of a security "held or to be acquired" by the Trust:

          1.   To employ any device, scheme or artifice to defraud the Trust;

          2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          4. To engage in any manipulative practice with respect to the Trust's investment portfolios.

II.  PURPOSE OF THE CODE OF ETHICS.

     The Trust expects that its officers and trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Trust's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

     In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24, 1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Trust has determined to adopt this Code of Ethics on behalf of the Trust to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III. DEFINITIONS.

     A.   Access Person means:

          1. Any Advisory Person of a Fund or of a Fund's investment adviser. If an investment adviser's primary business is advising Funds or other advisory clients, all of the investment adviser's directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. The Trustees and officers of the Trust are presumed to be Access Persons of the Fund.

               a. If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

               b. An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

          2. Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

     B.   "Advisory Person" of a Fund or of a Fund's investment adviser means:

          1. Any director, trustee, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          2. Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

     D.   "Control" has the same meaning as in section 2(a)(9) of the 1940 Act.

     E. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Trust, or (2) is being or has been considered by the Trust or its investment adviser for purchase by the Trust. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into, any security that is held or to be acquired by the Trust.

     F. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     G.   "Investment Personnel" of the Trust means:

          1. Any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust.

          2. Any natural person who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.


     H. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     I. "Covered Security" means a security as defined in Section (2)(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies(1) other than Exchange Traded Funds.

     J. "De Minimis Security" means securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000.

     K. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

IV.  POLICIES OF THE TRUST REGARDING PERSONAL SECURITIES TRANSACTIONS.

     A.   General Policy.

          No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

     B.   Specific Policies.

          1. Restrictions on Personal Securities Transactions By Advisory Persons of a Fund.

               a. Except as provided below in paragraph IV.B.1.d., no Advisory Person may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of a Fund's investment adviser PRIOR to effecting such security transaction.

                    A written authorization for such security transaction will be provided by the investment adviser's Compliance Officer to the person receiving the authorization (if granted) and to the Trust's administrator to memorialize the oral authorization that was granted.

----------
(1.) Shares of certain registered open-end investment companies are included as "Covered Securities" with respect to Access Persons of the Trust's investment advisers or any company controlled by or under common control with the investment advisers.

                    NOTE: If an Advisory Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Advisory Person should consult the investment adviser's Compliance Officer for clearance or denial of clearance to trade PRIOR to effecting any securities transactions.


               b. Pre-clearance approval under paragraph (a) will expire at the close of business on the seventh trading day after the date on which oral authorization is received, or lesser period if acceptable to the Board of Trustees and the Chief Compliance Officer ("CCO") of the Trust, and the Advisory Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

               c. No clearance will be given to an Advisory Person to purchase or sell any Covered Security (1) on a day when any portfolio of the Trust has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Trust.

               d. The pre-clearance requirements contained in paragraph IV.B.1.a, above, shall not apply to the following securities ("Exempt Securities"):

                    (i)  Securities that are not Covered Securities.

                    (ii) De Minimis Securities.

                    (iii) Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

                    (iv) Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Trust.

                    (v) Securities acquired as a part of an automatic dividend reinvestment plan.

                    (vi) Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                    (vii) Securities which the Trust's investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Trust's then current prospectuses under the Securities Act of 1933 or the Trust's registration statements on Form N-1A.

               e. The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall apply to ALL purchases of a beneficial interest in any security through an Initial Public Offering or a Limited Offering by any Advisory Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made by the Compliance Officer.

          2. Restrictions on Personal Securities Transactions by Access Persons Who Are Not Advisory Persons.

               The Trust recognizes that an Access Person who is not an Advisory Person (a "Non-Advisory Person") does not have on-going, day-to-day involvement with the investment operations of the Trust. Non-Advisory Persons includes officers of the Trust who are not directors, officers, or employees of an investment adviser of a Fund or the principal underwriter of the Trust. In addition, it has been the practice of the Trust to give information about securities purchased or sold by the Trust or considered for purchase or sale by the Trust to the Trustees and officers of the Trust in materials circulated more than 15 days after such securities are purchased or sold by the Trust or are considered for purchase or sale by the Trust. Accordingly, the Trust believes that less stringent controls are appropriate for Non-Advisory Persons, as follows:

               a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Non-Advisory Person if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the fifteen day period before the transaction in a Covered Security (other than an Exempt Security) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security, was also purchased or sold by the Trust or considered for the purchase or sale by the Trust.

               b. Pre-clearance approval under paragraph (a) will expire at the close of business on the seventh trading day after the date on which oral authorization is received, and the Non-Advisory Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

               c. If the pre-clearance provisions of paragraph IV.B.2.a. apply, no clearance will be given to an Non-Advisory Person to purchase or sell any Covered Security (1) on a day when any portfolio of the Trust has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Trust.

V.   PROCEDURES.

     In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

     A. Each Access Person of the Trust other than a trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) will submit to the administrator an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned(2) by the Access Person except as stated below. The Initial Holdings Report must be submitted within ten days of becoming an Access Person and must contain information current as of a date no more than 45 days prior to becoming an Access Person. The Initial Holdings Report must include the title of each security, the number of shares held, and the principal amount of the security as well as a list of any securities accounts maintained with any broker, dealer or bank.

     B. Each Access Person of the Trust other than a trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) will also submit to the administrator an Annual Holdings Report attached hereto as Exhibit A no later than 45 days after the end of the calendar year. Except as stated below, the Annual Holdings Report must list ALL Covered Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

----------
(2.) You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion. For interpretive guidance on this test, you should consult counsel.

     C. Each Access Person of the Trust other than a trustee who is not an "interested person" of the Trust (as defined in the 1940 Act), shall direct his or her broker to supply to the administrator, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

     D. Except as stated below, each Access Person of the Trust, other than a trustee who is not an "interested person" (as defined in the 1940
          Act), shall submit reports in the form attached hereto as Exhibit B to the Trust's administrator, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.(3) Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person of the Trust need not make a quarterly transaction report under this paragraph with respect to transactions effected pursuant to an Automatic Investment Plan or if all of the information required by this paragraph V.D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the administrator in the time period stated above.

     E. Each trustee who is not an "interested person" of the Trust need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph V.D. to the administrator, but only for a transaction in a Covered Security (except as stated below) where such trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15 calendar day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Trust.

     F. The reporting requirements of this Section V. do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.

----------
(3.) See footnote 1 above.

     G. The administrator of the Trust shall notify each Access Person of the Trust who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

     H. The administrator and CCO of the Trust shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Trust's Board of Trustees:

          a. with respect to any transaction that appears to evidence a possible violation of this Code; and

          b.   apparent violations of the reporting requirement stated herein.

     I. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Trust. The Board shall review the operation of this Code of Ethics at least once a year.

     J. The Trust's investment advisers and principal underwriter(4) shall adopt, maintain and enforce separate codes of ethics with respect to their personnel which comply with Rule 17j-1 under the 1940 Act, and Rule 204-1 of the Advisers Act or Section 15(f) of the 1934 Act, as applicable (and shall forward to the Trust's administrator and the Trust's counsel copies of such codes and all future amendments and modifications thereto. The Board of Trustees, including a majority of the trustees who are not "interested persons" of the Trust (as defined in the 1940 Act), shall approve this Code of Ethics, and the codes of ethics of each investment adviser and principal underwriter of the Trust, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Trust from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. The Board shall review and approve such codes at least once a year. Furthermore, any material changes to an investment adviser's or principal underwriter's code will be approved by the Board at the next scheduled quarterly board meeting and in no case more than six months after such change. Before approving any material amendments to the investment adviser's or principal underwriter's code of ethics, the Board must receive a certification from the investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics and under Rule 17j-1 under the 1940 Act.

----------
(4.) The provisions of Rule 17j-1 only apply to principal underwriters if (a) the principal underwriter is an affiliated person of the Trust or the Trust's investment adviser; or (b) an officer, director or general partner of the principal underwriter serves as an officer, trustee or general partner of the Trust or of the Trust's investment adviser.

     K. At each quarterly Board of Trustees meeting, the administrator (on behalf of the Trust), investment adviser and principal underwriter of the Trust shall provide a written report to the Trust's Board of Trustees stating:

          a. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Trust, the Trust's investment advisers or principal underwriter; and

          b.   all disciplinary actions(5) taken in response to such violations.

     L. At least once a year, the administrator shall provide to the Board with respect to this Code of Ethics, and the Trust's investment adviser and principal underwriter shall provide to the Board, with respect to their codes of ethics, a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year, as applicable; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Trust's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) a summary of any issues arising under the Code of Ethics or procedures since the last report, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective Codes of Ethics.

     M. This Code, the codes of the investment advisers and principal underwriter, a record of any violation of such codes and any action taken as a result of the violation, a copy of each report by an Access Person, any written report hereunder by the Trust's administrator, investment adviser or principal underwriter, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Trust's records for the period and in the manner required by Rule 17j-1.
----------
(5.) Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

     N. For purposes of this Code of Ethics, an "Advisory Person" is not subject to the securities transaction reporting requirements of this Code of Ethics if such person is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Trust's investment advisers or principal underwriter, if any, in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, (the "Advisers Act") or Section 15(f) of the Securities Exchange Act of 1934 (the "1934 Act"), as applicable.

     O. For purposes of this Code of Ethics, Non-Advisory Persons, other than a trustee who is not an "interested person" (as defined in the 1940
          Act), are not subject to the securities transaction reporting requirements of this Code of Ethics if such person is subject to the securities transaction reporting requirements of a Code of Ethics with substantially similar reporting requirements and such reports under such code are provided to the Trust's administrator.

VI.  CERTIFICATION.

     Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify annually that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit C.

                                      The Board of Trustees of FundVantage Trust

Adopted: September 28, 2007
Revised: March 28, 2008

                                    EXHIBIT A

                                FUNDVANTAGE TRUST
                                 HOLDINGS REPORT

                For the Year/Period Ended _______________________
                                                (month/day/year)

              [ ] Check Here if this is an Initial Holdings Report

     To: PFPC Inc., as Administrator of the above listed Trust

               As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the
     Trust:

Title of    Cusip     Number    Principal
Security   Number   of Shares     Amount
--------   ------   ---------   ---------

               The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

     For Initial Holdings Reports: This report contains information current as of a date no more than 45 days prior to the date of becoming an Access Person.

               THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.


Date:______________________            Signature:_______________________________

                                       Print Name:______________________________

                                    EXHIBIT B

                                FUNDVANTAGE TRUST
                                  (THE "TRUST")

                          QUARTERLY TRANSACTION REPORT*

             For the Calendar Quarter Ended _______________________
                                                   (month/day/year)


To:  PFPC Inc., as Administrator of the above listed Trust

A. SECURITIES TRANSACTIONS. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Trust:

                  Interest Rate                Number of                  Nature of              Broker/Dealer or
                   and Maturity                Shares or     Dollar     Transaction               Bank Through
Title of   CUSIP     Date (If      Date of    Principal     Amount of  (Purchase, Sale,               Whom
Security  Number   Applicable)   Transaction    Amount    Transaction      Other)         Price     Effected
--------  ------  -------------  -----------  ----------  -----------  ----------------  ------  ----------------

----------
* Non-interested trustees only have to complete this report for transactions where they knew at the time of the transaction or, in the ordinary course of fulfilling their official duties as a trustee or officer, should have known that during the 7 calendar day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Trust.

     B. NEW BROKERAGE ACCOUNTS. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:


Name of Broker, Dealer or Bank  Date Account Was Established
------------------------------  ----------------------------


     C. OTHER MATTERS. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:______________________            Signature:_______________________________

                                       Print Name:______________________________

                                    EXHIBIT C

                                FUNDVANTAGE TRUST

                               ANNUAL CERTIFICATE

          Pursuant to the requirements of the Code of Ethics of FundVantage Trust, the undersigned hereby certifies as follows:

          1.   I have read the Trust's Code of Ethics.

          2. I understand the Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date:                                   ----------------------------------------
                                                      Print Name


                                        ----------------------------------------
                                                       Signature

    FUNDVANTAGE TRUST'S CODE OF ETHICS AND HOW THE CODE AFFECTS YOUR PERSONAL
                             SECURITIES TRANSACTIONS

  Your Classification                      Rule                   Pre-Clearance Requirements             Filing Requirements
-------------------------  ---------------------------------  ---------------------------------  -----------------------------------
Interested Trustee(s)      You or a member of your immediate  You must obtain advance clearance  You must make:
                           family may not trade a Covered     for security transactions from
                           Security (other than an Exempt     the compliance officer of the      -    An initial holdings report
                           Security) while the Trust is       Trust's adviser ("Adviser") if          listing all Covered Securities
                           transacting or considering for     you know (or should know) that          (other than transactions
                           transaction the same security if   the same Covered Security (other        affected for, and any Covered
                           during the 15 calendar day period  than an Exempt Security) has been       Securities held in, accounts
                           before, or at the same time, you   traded or considered for trade by       over which you have no direct
                           know (or should know) that the     the Trust within the past 15            or indirect influence or
                           security was transacted or         days. Your trade must be                control) you beneficially own
                           considered for such by the Trust.  completed by the close of               (including for example, such
                                                              business on the seventh trading         securities held by members of
                                                              day after the date on which oral        your immediate family) and any
                                                              authorization is received.              securities accounts maintained
                                                                                                      with any broker, dealer or
                                                                                                      bank to the Administrator
                                                                                                      within 10 days of becoming an
                                                                                                      interested trustee and
                                                                                                      containing information current
                                                                                                      as of a date no more than 45
                                                                                                      days prior to the date of
                                                                                                      becoming an interested
                                                                                                      trustee;

                                                                                                 -    An annual holdings report
                                                                                                      listing all Covered Securities
                                                                                                      (other than transactions
                                                                                                      affected for, and any Covered
                                                                                                      Securities held in, accounts
                                                                                                      over which you have no direct
                                                                                                      or indirect influence or
                                                                                                      control) you beneficially own
                                                                                                      (including for example, such
                                                                                                      securities held by members of
                                                                                                      your immediate family) and any
                                                                                                      securities accounts maintained
                                                                                                      with any broker, dealer or
                                                                                                      bank to the Administrator
                                                                                                      within 45 days after the end
                                                                                                      of the calendar year;

                                                                                                 -    A quarterly report listing all
                                                                                                      transactions in Covered
                                                                                                      Securities (other than
                                                                                                      transactions affected for, and
                                                                                                      any Covered Securities held
                                                                                                      in, accounts over which you
                                                                                                      have no direct or indirect
                                                                                                      influence or control or with
                                                                                                      respect to transactions
                                                                                                      pursuant to an Automatic
                                                                                                      Investment Plan) you
                                                                                                      beneficially own (including
                                                                                                      for example such securities
                                                                                                      held by members of your
                                                                                                      immediate family) and accounts
                                                                                                      established with brokers,
                                                                                                      dealers or banks during the
                                                                                                      quarter, to the Administration
                                                                                                      within 30 days after the end
                                                                                                      of each calendar quarter.

  Your Classification                      Rule                   Pre-Clearance Requirements             Filing Requirements
-------------------------  ---------------------------------  ---------------------------------  -----------------------------------
Non-Interested Trustee(s)  Same as above Rule for Interested  Same as above Pre-Clearance        You must make a quarterly report
                           Trustees                           Requirements for Interested        listing all transactions in Covered
                                                              Trustees                           Securities (other than transactions
                                                                                                 affected for, and any Covered
                                                                                                 Securities held in, accounts over
                                                                                                 which you have no direct or
                                                                                                 indirect influence or control or
                                                                                                 with respect to transactions
                                                                                                 effected pursuant to an Automatic
                                                                                                 Investment Plan) you beneficially
                                                                                                 own (including for example, such
                                                                                                 securities held by members of your
                                                                                                 immediate family) and accounts
                                                                                                 established with brokers, dealers
                                                                                                 or banks during the quarter, to the
                                                                                                 Administrator within 30 days after
                                                                                                 the calendar quarter end which were
                                                                                                 effected when you knew (or should
                                                                                                 have known) that such Covered
                                                                                                 Security was transacted by the
                                                                                                 Trust within 15 days of your
                                                                                                 transaction in the security.

  Your Classification                      Rule                   Pre-Clearance Requirements             Filing Requirements
-------------------------  ---------------------------------  ---------------------------------  -----------------------------------
Advisory Persons           You or a member of your immediate  You must obtain advance clearance  You must provide to the
                           family may not trade a Covered     from the compliance officer of     Administrator copies of all
                           Security (other than an Exempt     the Adviser for a transaction in   brokerage confirmations.
                           Security) while the Trust is       any Covered Security (other than
                           purchasing, selling or             an Exempt Security). The trade     You must make:
                           considering for purchase or sale   must be completed by the close of
                           the same securities.               business on the trading day after  -    An initial holdings report
                                                              the date on which oral                  listing all Covered Securities
                                                              authorization is received.              (other than transactions
                                                                                                      effected for, and any Covered
                                                                                                      Securities held in, accounts
                                                                                                      over which you have no direct
                                                                                                      or indirect influence or
                                                                                                      control) you beneficially own
                                                                                                      (including for example, such
                                                                                                      securities held by members of
                                                                                                      your immediate family) and any
                                                                                                      securities accounts maintained
                                                                                                      with any broker, dealer or
                                                                                                      bank to the Administrator
                                                                                                      within 10 days of becoming an
                                                                                                      interested trustee and
                                                                                                      containing information current
                                                                                                      as of a date no more than 45
                                                                                                      days prior to the date of
                                                                                                      becoming an interested trustee
                                                                                                      or officer;

                                                                                                 -    An annual holdings report
                                                                                                      listing all Covered Securities
                                                                                                      (other than transactions
                                                                                                      effected for, and any Covered
                                                                                                      Securities held in, accounts
                                                                                                      over which you have no direct
                                                                                                      or indirect influence or
                                                                                                      control) you beneficially own
                                                                                                      (including for example, such
                                                                                                      securities held by members of
                                                                                                      your immediate family) and any
                                                                                                      securities accounts maintained
                                                                                                      with any broker, dealer or
                                                                                                      bank to the Administrator
                                                                                                      within 45 days after the end
                                                                                                      of the calendar year;

                                                                                                 -    A quarterly report listing all
                                                                                                      transactions in Covered
                                                                                                      Securities (other than
                                                                                                      transactions effected for, and
                                                                                                      any Covered Securities held
                                                                                                      in, accounts over which you
                                                                                                      have no direct or indirect
                                                                                                      influence or control or with
                                                                                                      respect to transactions
                                                                                                      effected pursuant to an
                                                                                                      Automatic Investment Plan) you
                                                                                                      beneficially own (including
                                                                                                      for example, such securities
                                                                                                      held by members of your
                                                                                                      immediate family) and accounts
                                                                                                      established with brokers,
                                                                                                      dealers or banks during the
                                                                                                      quarter to the Administrator
                                                                                                      within 30 days after the end
                                                                                                      of each calendar quarter,
                                                                                                      unless all of the quarterly
                                                                                                      report information is
                                                                                                      contained in brokerage
                                                                                                      confirmations or account
                                                                                                      statements submitted to the
                                                                                                      Administrator.

  Your Classification                      Rule                   Pre-Clearance Requirements             Filing Requirements
-------------------------  ---------------------------------  ---------------------------------  -----------------------------------
                                                                                                 You must make:

Non-Advisory Persons       You or a member of your immediate  You must obtain advance clearance  -    An initial holdings report
                           family may not trade a Covered     for security transactions from          listing all Covered
                           Security (other than an Exempt     the compliance officer of the           Securities (other than
                           Security) while the Trust is       Adviser if you know (or should          transactions affected for,
                           transacting or considering for     know) that the same Covered             and any Covered Securities
                           transaction the same security if   Security (other than an Exempt          held in, accounts over which
                           during the 7 calendar day period   Security) has been traded or            you have no direct or
                           before, or at the same time, you   considered for trade by the Trust       indirect influence or
                           know (or should know) that the     within the past 7 calendar days.        control) you beneficially
                           security was transacted or         Your trade must be completed by         own (including for example,
                           considered for such by the Trust.  the close of business on the            such securities held by
                                                              seventh trading day after the           members of your immediate
                                                              date on which oral authorization        family) and any securities
                                                              is received.                            accounts maintained with any
                                                                                                      broker, dealer or bank to
                                                                                                      the Administrator within 10
                                                                                                      days of becoming an officer
                                                                                                      and containing information
                                                                                                      current as of a date no more
                                                                                                      than 45 days prior to the
                                                                                                      date of becoming an officer;

                                                                                                 -    An annual holdings report
                                                                                                      listing all Covered
                                                                                                      Securities (other than
                                                                                                      transactions affected for,
                                                                                                      and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control) you beneficially
                                                                                                      own (including for example,
                                                                                                      such securities held by
                                                                                                      members of your immediate
                                                                                                      family) and any securities
                                                                                                      accounts maintained with any
                                                                                                      broker, dealer or bank to
                                                                                                      the Administrator within 30
                                                                                                      days after the end of the
                                                                                                      calendar year;

                                                                                                 -    A quarterly report listing
                                                                                                      all transactions in Covered
                                                                                                      Securities (other than
                                                                                                      transactions affected for,
                                                                                                      and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control) you beneficially
                                                                                                      own (including for example,
                                                                                                      such securities held by
                                                                                                      members of your immediate
                                                                                                      family) and accounts
                                                                                                      established with brokers,
                                                                                                      dealers or banks during the
                                                                                                      quarter to the Administrator
                                                                                                      within 30 days after the end
                                                                                                      of each calendar quarter.

Note 1: The terms "Covered Security," "Exempt Security" and "beneficial ownership" are defined terms. Please see the Code of Ethics for the definitions of beneficial ownership, Covered Security and Exempt Security to determine which securities are not subject to the Code's pre-clearance and reporting requirements.

Note 2: This chart has been developed to assist you in understanding the provisions and requirements of the Code of Ethics. This is not intended to be used as a substitute for but merely as supplement to the Code.